Exhibit 99.1

FOR IMMEDIATE RELEASE

EARTHFIRST TECHNOLOGIES, INCORPORATED AND CAST-CRETE

CORPORATION PLAN MERGER

TAMPA, FL – (BUSINESS WIRE) – March 27, 2006 – EarthFirst Technologies, Incorporated (OTCBB:EFTI) (“EarthFirst” or “the Company”) announced today that its Board of Directors has approved in principle a merger of the Company with Cast-Crete Corporation (“Cast-Crete”).

Cast-Crete is Florida’s largest supplier of precast and prestressed concrete products to the housing industry. Cast-Crete products were used in more that 100,000 homes built in Florida in 2005. Closing of a transaction is subject to due diligence by both Cast-Crete and the Company and a fairness opinion on behalf of EarthFirst. The parties hope to effectuate a merger late in the second quarter of 2006. After the merger, the Company plans on changing its name to Cast-Crete.

The current proposed merger transaction contemplates that the Company’s identification will be related to the housing industry. It is currently anticipated that the Company’s plans to effectuate the merger will likely include the following:

1.	Prime Power Residential, the Company’s subsidiary that services the housing industry will remain in EarthFirst after the merger.

2.	All technology initiatives are planned to be aggregated in one entity entitled U.S. Sustainable Energy Corporation (“U.S. Sustainable”). U.S. Sustainable would comprise all liquid and solid waste technologies, rights to the Balanced Oil Recovery System (“BORS”), as well as various carbon technologies developed by the Company. U.S. Sustainable would become a separately trading public company. U.S. Sustainable plans to merge with CyberCare Technologies, Inc. (“CyberCare”) after confirmation of CyberCare’s Chapter 11 Plan of Reorganization, currently scheduled for May 8, 2006. CyberCare would change its name to U.S. Sustainable Energy Corporation.

3.	Certain segments of the Company’s commercial electrical business would be repositioned to support the corporate identity set forth above.

About EarthFirst Technologies, Incorporated

EarthFirst Technologies, http://www.earthfirsttech.com, is a specialized holding company engaged in researching, developing and commercializing technologies for the production of alternative fuel sources and the destruction and/or remediation of liquid and solid wastes, and in supplying electrical contracting services to commercial and government customers internationally. Through its subsidiary World Environmental Solutions Company (WESCO), EarthFirst markets solid waste remediation plants utilizing a proprietary Catalytic Activated Distillation (CAVD) process, which is a superior technology developed by EarthFirst to recycle rubber tires and other waste by heating the material without burning it. Through its subsidiary Electric Machinery Enterprises, Inc., http://www.e-m-e.com, the Company provides electrical contracting services both as a prime contractor and as a subcontractor, electrical support for industrial and commercial buildings, power generation stations, and water and sewage plants in the US and abroad. Through its subsidiary EarthFirst Americas, Inc., the Company is engaged in the global development, marketing and distribution of biofuels.

Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statement of EFTI officials are “Forward-Looking Statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “believes,” “anticipates,” “intends,” “plans,” “expects,” and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future EFTI actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and EFTI has no specific intention to update these statements.

FOR MORE INFORMATION, PLEASE CONTACT

Elite Financial Communications Group, LLC

Dodi Handy at 407-585-1080 or via email at efti@efcg.net